Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-42627, 333-45517 and 333-65620) pertaining to the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan of our report dated June 15, 2005, with respect to the statement of net assets available for benefits of the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Los Angeles, California
June 27, 2006

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